UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

Flat Rock Capital Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55767	82-0894786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 6th Avenue, 18th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 596-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

Adjournment of Annual Meeting of Stockholders

As previously disclosed in the current report on Form 8-K of Flat Rock Capital Corp. (the “Company”), filed with the Securities and Exchange Commission on June 1, 2018, on May 30, 2018 the Company adjourned its annual meeting of stockholders until June 12, 2018. The Company’s annual meeting of stockholders resumed on June 12, 2018. At that meeting, the Company determined that it had not received sufficient votes to obtain a quorum and approve the proposals (the “Proposals”) to (1) consider and vote upon election of directors of the Company and (2) consider and ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As of June 12, 2018, the total number of votes cast was 529,478, with 91.26% of the votes cast in favor of each of the Proposals. A total of 536,703 votes are needed to reach a quorum.

The Company has determined to further adjourn the annual meeting of stockholders until June 18, 2018, in order to continue to solicit proxies with respect to the Proposals. The annual meeting will resume in order to hold a vote with respect to the Proposals on June 12, 2018, at 10:00 a.m. local time, at 1350 6th Avenue, 18th Floor, New York, New York 10019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flat Rock Capital Corp.

Dated: June 12, 2018	By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	Chief Executive Officer

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